UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2008 (April 3, 2008)

HERTZ GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33139	20-3530539
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
(Address of principal executive offices, including zip code)

(201) 307-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2008, Hertz Global Holdings, Inc. (“Hertz Holdings”) and its wholly owned subsidiary, The Hertz Corporation (“Hertz” and, together with Hertz Holdings, the “Companies”), announced the appointment of Jatindar Kapur as the Companies’ Senior Vice President, Finance and Corporate Controller, effective immediately.  Mr. Kapur succeeds Robert Davis, who joined the Companies on a temporary basis in 2007.

Mr. Kapur, age 49, has held several senior level finance, controller and business planning positions during his 20 year career at Hertz and, most recently, he has served as Staff Vice President, Business and Strategic Planning.  Prior to his most recent position, he served for seven years as Vice President and Chief Financial Officer for Hertz Europe, responsible for both car and equipment rental.

In connection with his appointment to this position, Mr. Kapur will become eligible to participate in the Hertz Global Holdings, Inc. Severance Plan for Senior Executives with a severance multiple of 1.5 and will enter into a Change in Control Severance Agreement with Hertz Holdings with a severance multiple of 1.5.

A copy of the press release regarding this announcement is attached as Exhibit 99.1 to this current report and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1 Press Release of Hertz Holdings dated April 3, 2008.

Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

By:	/s/ Elyse Douglas
	Name:	Elyse Douglas
	Title:	Executive Vice President and Chief Financial Officer and Treasurer

Date: April 8, 2008